FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is made as of October 4, 2006 between Palm Beach Multi-Strategy Fund, L.P. (“Lender”), whose corporate address is c/o Links Business Capital L.P., P.O. Box 833519, Nice Cars Funding LLC, a Delaware limited liability company (the “Borrower”), whose chief executive office is located at 100 Crescent Court, 7th Floor, Dallas, Texas 75201 and The Bank of New York, as collateral agent for Lender (in such capacity, the “Collateral Agent”). Capitalized terms not expressly defined herein shall have the meanings ascribed to them in the Loan Agreement (as hereinafter defined).

RECITALS:

WHEREAS, Lender, Borrower and Collateral Agent are parties to that certain Loan and Security Agreement, dated as of September 28, 2006 (the “Loan Agreement”), pursuant to which Lender agreed to make loans to Borrowers, in an aggregate principal amount of up to $75,000,000;

WHEREAS, Section 7.1 of the Loan Agreement sets forth certain Events of Default under the Loan Agreement and Section 2.11 of the Loan Agreement sets forth the priority of distributions with respect to funds on deposit in Collection Account;

WHEREAS, Lender, Borrower and Collateral Agent now desire to mutually amend and modify the Loan Agreement as more particularly set forth herein to provide for an additional Event of Default and potential recipient of funds on deposit in the Collection Account;

NOW, THEREFORE, for and in consideration of the premises and mutual agreements contained herein, the payment of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Loan Agreement is amended as follows:

1. Additional Event of Default. The following paragraph is hereby added to Section 7.1 of Loan Agreement:

(r) A default by Manchester or NCAC with respect to any promissory note or other obligation to make payment to Raymond Lyle or Victoria Lyle pursuant to (i) the Share Purchase and Exchange Agreement, dated September 28, 2006, among Manchester, NCAC, Nice Cars Capital Acceptance Corporation, a Georgia corporation (“NCCAC”) and the shareholders of NCCAC and (ii) the Share Purchase and Exchange Agreement, dated September 28, 2006, among Manchester, NCOC, Nice Cars, Inc., a Georgia corporation (“NCI”) and the shareholders of NCI.

2. Additional Recipient of Collection Account Funds. The following paragraph is hereby inserted into Section 2.11 of the Loan Agreement following the paragraph beginning with “Seventh”:

Eighth, as Lender may direct the Collateral Agent in writing from time to time, to the Persons entitled thereto, any amount which Lender determines is outstanding in respect of any note or other obligation owed by Manchester, NCAC or any of their respective Affiliates to Ray Lyles or Victoria Lyles; and

In connection with this revision (i) the “and” currently appearing at the end of the paragraph beginning with “Seventh” is hereby deleted, (ii) the paragraph currently beginning with “Eighth” shall now being with “Ninth” and (iii) the reference to “eighth” in the final paragraph of Section 2.11 of the Loan Agreement shall instead reference “ninth.”

3. All terms, conditions and provisions of the Loan Agreement and the other Loan Documents shall be and remain in full force and effect as therein written, as expressly amended by this Amendment.

4. Borrower covenants and warrants that there are no defenses, counterclaims or offsets to any of the Loan Documents claimed by or known to Borrowers at this date and that the Loan Documents, as amended hereby, are in full force and effect, and enforceable in accordance with their respective terms.

5. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Amendment may be amended or modified from time to time but only by a written instrument executed by Lender, Borrower and Collateral Agent.

6. If any provision of this Amendment or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Amendment and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

7. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, but all of which together shall constitute but one instrument.

8. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

9. In the event of any conflict or inconsistency between the provisions of this Amendment and the provisions of the Loan Agreement, the provisions of this Amendment shall govern and control to the extent of such conflict or inconsistency.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this First Amendment to Loan and Security Agreement on the day and year first set forth above.

BORROWER:

NICE CARS FUNDING LLC, a Delaware limited liability company

By:	Nice Cars Acceptance Acquisition Co, Inc., its Member
By: /s/ Richard Gaines
Name: Richard Gaines
Title: Richard Gaines

LENDER:

PALM BEACH MULTI-STRATEGY FUND, L.P.

By:	PALM BEACH LINKS CAPITAL, L.P., its general partner

By: PBL HOLDINGS, LLC, its general partner

By: B. Scott Olson
Managing Director

By: Thomas L. Gervais
Managing Director

BANK OF NEW YORK as Collateral Agent

By:	/s/ Stephen C. Jerard
Name: Stephen C. Jerard
Title: Vice President